Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 6, 2021, relating to the financial statements of SCP & CO Healthcare Acquisition Company, appearing in Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-249137.

/s/ WithumSmith+Brown, PC

New York, New York
January 21, 2021